EXHIBIT 99.1






FOR IMMEDIATE RELEASE                                        January 30, 2003


Contact: Amy L. Timmerman, AVP, Investor Relations - 781-221-6396 John A. Simas, EVP and CFO - 781-221-6307
             FAX: 781 221-7594

BOSTONFED BANCORP, INC. ANNOUNCES 2003 ANNUAL MEETING DATE.

Burlington, Mass. - BostonFed Bancorp, Inc. (AMEX - BFD) (the "Company"), the parent of Boston Federal Savings Bank, a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank, announced today that its eighth Annual Meeting of Stockholders will be held on April 30, 2003 at 2:00 p.m., Eastern Daylight Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts. The Board of Directors set the record date for shareholders entitled to vote at the Annual Meeting as March 7, 2003. The Company intends to mail its proxy solicitation materials on or about March 31, 2003.